EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5659

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2020 RESULTS

- Fourth Quarter and Full-Year Revenues of $2.28 billion and $8.80 billion, respectively -
- Fourth Quarter Diluted EPS of $1.45, Non-GAAP Diluted EPS of $1.86 -
- Full-Year Diluted EPS of $2.40, Non-GAAP Diluted EPS of $6.40 -
- Full-Year Operating Cash Flow of $806.4 million, 126.7% Increase Year-over-Year -
- Record Remaining Performance Obligations of $4.59 billion, 13.8% Increase Year-over-Year -
- Announces 2021 Revenues and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 25, 2021 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and year ended December 31, 2020.

For the fourth quarter of 2020, net income was $79.8 million, or $1.45 per diluted share, compared to $86.9 million, or $1.54 per diluted share, for the fourth quarter of 2019. Net income for the fourth quarter of 2020 was negatively impacted by the tax effect of the goodwill, identifiable intangible asset, and other long-lived asset impairment charges recorded in the second quarter of 2020, primarily related to our U.S. Industrial Services segment. Excluding this tax effect, non-GAAP net income for the fourth quarter of 2020 was $102.8 million, or $1.86 per diluted share. Revenues for the fourth quarter of 2020 totaled $2.28 billion, a decrease of 5.1%, compared to $2.40 billion for the fourth quarter of 2019.

Please see the attached tables for a reconciliation of non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP measures.

Operating income for the fourth quarter of 2020 was $137.6 million, or 6.0% of revenues. This compared to $122.9 million, or 5.1% of revenues, for the fourth quarter of 2019.

Selling, general and administrative expenses for the fourth quarter of 2020 totaled $244.6 million, or 10.7% of revenues, compared to $240.9 million, or 10.0% of revenues, for the fourth quarter of 2019.

The Company's income tax rate for the fourth quarter of 2020 was 41.8%, compared to an income tax rate of 27.8% for the fourth quarter of 2019. The Company’s tax rate for the fourth quarter of 2020 was impacted by the previously referenced tax effect of the impairment charges recorded in the second quarter of 2020.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 2
Remaining performance obligations as of December 31, 2020 were $4.59 billion compared to $4.04 billion as of December 31, 2019. Total remaining performance obligations grew approximately $558.3 million year-over-year.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company delivered another strong year in 2020 with record full year non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted earnings per share despite the challenging operating environment. These results were driven by exceptional execution for our customers, disciplined cost control, and innovative solutions that drove increased productivity across the business. Additionally, our remaining performance obligations increased 13.8% year-over-year to a record $4.59 billion, demonstrating the resilient demand for our services across our geographies and end markets. Finally, our strong operating leverage and flexibility during the pandemic allowed us to generate record operating cash flow of $806.4 million, an increase of $450.7 million year-over-year.”

Mr. Guzzi added, “Our robust profitability in the fourth quarter was anchored by our U.S. Construction segments, posting combined operating income growth of 30.4% year-over-year. In particular, our U.S. Mechanical Construction segment delivered exceptional operating income growth of 45.7% and an operating margin of 10.4%, up 270 basis points year-over-year, driven by strong performance across key market sectors including commercial, healthcare, and institutional. Our U.S. Building Services segment has rebounded well since the onset of the pandemic and generated revenue and operating income growth of 5.4% and 15.7%, respectively, in the fourth quarter, as we partnered closely with our customers to optimize their systems and improve the safety of their facilities. While our U.S. Industrial Services segment continues to be impacted by the effects of the pandemic, we are positioned as a leading service provider in the industry and we expect to be ready and able to execute when demand returns, which we anticipate in late 2021. We are pleased by the strength in our U.K. Building Services segment, which continues to win in the market despite restrictive lockdowns, delivering fourth quarter revenue and operating income growth of 8.9% and 6.7%, respectively.”

Revenues for the 2020 full-year period totaled $8.80 billion, a decrease of 4.1%, compared to $9.17 billion for the 2019 full-year period. Net income for the 2020 full-year period was $132.9 million, or $2.40 per diluted share, compared to $325.1 million, or $5.75 per diluted share, for the 2019 full-year period. Excluding the previously referenced impairment charges recorded in the second quarter of 2020 and the related tax effect, non-GAAP net income for the 2020 full-year period was $354.6 million, or $6.40 per diluted share.

Operating income for the 2020 full-year period was $256.8 million, or 2.9% of revenues, compared to $460.9 million, or 5.0% of revenues, for the 2019 full-year period. Excluding the $232.8 million of non-cash impairment charges recorded in the second quarter of 2020, non-GAAP operating income for the 2020 full-year period was $489.6 million, or 5.6% of revenues. SG&A totaled $903.6 million, or 10.3% of revenues, for the 2020 full-year period, compared to $893.5 million, or 9.7% of revenues, for the 2019 full-year period.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 3
Based on project mix, visibility into the coming year, and assuming a gradual improvement of current market conditions as the year progresses, EMCOR expects full-year 2021 revenues to be between $9.2 billion and $9.4 billion, and full-year 2021 diluted earnings per share in the range of $6.20 to $6.70.

Mr. Guzzi concluded, “Coming off a year where we successfully navigated unprecedented operating conditions and delivered outstanding service for our customers, our performance is a testament to the incredible team we have at EMCOR. I’d like to extend a sincere thank you to all of our employees and leaders. We have demonstrated that we can execute for our customers under difficult circumstances, and the momentum we’re seeing in some key market sectors, underscored by our robust remaining performance obligations, makes us optimistic for our prospects in 2021 and beyond. Moving forward, with our strong balance sheet and substantial cash on hand, we will continue to execute on our balanced capital allocation strategy, pursuing both organic growth investments and strategic acquisition opportunities, while also returning capital to shareholders through share repurchases and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 25, at 10:30 AM Eastern Standard Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

Forward Looking Statements:
This release contains certain forward-looking statements. Any such comments speak only as of February 25, 2021 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements are no guarantee of future performance. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and the impact of the COVID-19 pandemic on our revenue and operations, including employees, construction activity, and facilities utilization, and certain of the risk factors associated with EMCOR’s business discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2020 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:
This release also includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019
Revenues	$2,281,494	$2,403,940	$8,797,061	$9,174,611
Cost of sales	1,897,643	2,039,193	7,401,679	7,818,743
Gross profit	383,851	364,747	1,395,382	1,355,868
Selling, general and administrative expenses	244,620	240,917	903,584	893,453
Restructuring expenses	1,609	956	2,214	1,523
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	232,750	—
Operating income	137,622	122,874	256,834	460,892
Net periodic pension (cost) income	769	366	2,980	1,553
Interest expense, net	(1,406)	(2,824)	(7,488)	(11,556)
Income before income taxes	136,985	120,416	252,326	450,889
Income tax provision	57,204	33,492	119,383	125,749
Net income	$79,781	$86,924	$132,943	$325,140

Basic earnings per common share:	$1.45	$1.54	$2.41	$5.78

Diluted earnings per common share:	$1.45	$1.54	$2.40	$5.75

Weighted average shares of common stock outstanding:
Basic	54,882,514	56,263,774	55,196,173	56,208,280
Diluted	55,160,893	56,592,654	55,421,271	56,519,281

Dividends declared per common share	$0.08	$0.08	$0.32	$0.32

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$902,867	$358,818
Accounts receivable, net	1,922,096	2,030,813
Contract assets	171,956	177,830
Inventories	53,338	40,446
Prepaid expenses and other	70,679	51,976
Total current assets	3,120,936	2,659,883
Property, plant & equipment, net	158,427	156,187
Operating lease right-of-use assets	242,155	245,471
Goodwill	851,783	1,063,911
Identifiable intangible assets, net	582,893	611,444
Other assets	107,646	93,462
Total assets	$5,063,840	$4,830,358
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$16,910	$18,092
Accounts payable	671,886	665,402
Contract liabilities	722,252	623,642
Accrued payroll and benefits	450,955	382,573
Other accrued expenses and liabilities	247,597	195,757
Operating lease liabilities, current	53,632	53,144
Total current liabilities	2,163,232	1,938,610
Borrowings under revolving credit facility	—	50,000
Long-term debt and finance lease liabilities	259,619	244,139
Operating lease liabilities, long-term	205,362	204,950
Other long-term obligations	382,383	334,879
Total liabilities	3,010,596	2,772,578
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,052,668	2,057,134
Noncontrolling interests	576	646
Total equity	2,053,244	2,057,780
Total liabilities and equity	$5,063,840	$4,830,358

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2020 and 2019
(In thousands)

	2020	2019
Cash flows - operating activities:
Net income	$132,943	$325,140
Depreciation and amortization	46,721	43,945
Amortization of identifiable intangible assets	59,950	48,142
Deferred income taxes	(36,354)	1,701
Non-cash expense for impairment of goodwill, identifiable intangible assets, and other long-lived assets	232,750	—
Non-cash share-based compensation expense	11,151	11,386
Other reconciling items	4,589	4,286
Changes in operating assets and liabilities, excluding the effect of businesses acquired	354,616	(78,900)
Net cash provided by operating activities	806,366	355,700
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(50,357)	(300,980)
Proceeds from sale or disposal of property, plant and equipment	3,463	5,487
Purchases of property, plant and equipment	(47,969)	(48,432)
Investments in and advances to unconsolidated entities	—	(2,252)
Distributions from unconsolidated entities	—	838
Net cash used in investing activities	(94,863)	(345,339)
Cash flows - financing activities:
Proceeds from revolving credit facility	200,000	50,000
Repayments of revolving credit facility	(250,000)	(25,000)
Proceeds from long-term debt	300,000	—
Repayments of long-term debt and debt issuance costs	(286,987)	(15,198)
Repayments of finance lease liabilities	(4,470)	(4,571)
Dividends paid to stockholders	(17,674)	(17,950)
Repurchases of common stock	(112,553)	—
Taxes paid related to net share settlements of equity awards	(2,640)	(6,451)
Issuances of common stock under employee stock purchase plan	6,557	6,090
Payments for contingent consideration arrangements	(4,070)	(5,917)
Distributions to noncontrolling interests	(70)	(250)
Net cash used in financing activities	(171,907)	(19,247)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,046	2,592
Increase (decrease) in cash, cash equivalents, and restricted cash	543,642	(6,294)
Cash, cash equivalents, and restricted cash at beginning of year (1)	359,920	366,214
Cash, cash equivalents, and restricted cash at end of period (1)	$903,562	$359,920

(1)Includes $0.7 million, $1.1 million, and $2.3 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2020, 2019, and 2018, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2020	2019
Revenues from unrelated entities:
United States electrical construction and facilities services	$493,454	$564,491
United States mechanical construction and facilities services	969,433	895,654
United States building services	568,075	538,973
United States industrial services	135,538	299,272
Total United States operations	2,166,500	2,298,390
United Kingdom building services	114,994	105,550
Total operations	$2,281,494	$2,403,940

	For the twelve months ended December 31,
	2020	2019
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,973,427	$2,216,600
United States mechanical construction and facilities services	3,485,495	3,340,337
United States building services	2,110,129	2,106,872
United States industrial services	797,447	1,087,543
Total United States operations	8,366,498	8,751,352
United Kingdom building services	430,563	423,259
Total operations	$8,797,061	$9,174,611

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2020	2019
Operating income (loss):
United States electrical construction and facilities services	$43,355	$41,304
United States mechanical construction and facilities services	100,380	68,888
United States building services	28,010	24,219
United States industrial services	(8,212)	13,131
Total United States operations	163,533	147,542
United Kingdom building services	4,218	3,952
Corporate administration	(28,520)	(27,664)
Restructuring expenses	(1,609)	(956)
Total operations	137,622	122,874
Other corporate items:
Net periodic pension (cost) income	769	366
Interest expense, net	(1,406)	(2,824)
Income before income taxes	$136,985	$120,416

	For the twelve months ended December 31,
	2020	2019
Operating income (loss):
United States electrical construction and facilities services	$166,501	$161,684
United States mechanical construction and facilities services	292,536	225,040
United States building services	113,431	114,754
United States industrial services	(2,788)	44,340
Total United States operations	569,680	545,818
United Kingdom building services	20,660	18,323
Corporate administration	(98,542)	(101,726)
Restructuring expenses	(2,214)	(1,523)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	(232,750)	—
Total operations	256,834	460,892
Other corporate items:
Net periodic pension (cost) income	2,980	1,553
Interest expense, net	(7,488)	(11,556)
Income before income taxes	$252,326	$450,889

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING MARGIN
(In thousands) (Unaudited)

In our press release, we provide non-GAAP operating income and non-GAAP operating margin for the three and twelve months ended December 31, 2020 and 2019. The following tables provide a reconciliation between operating income and operating margin determined on a non-GAAP basis to the most directly comparable GAAP measures for such periods.

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019
GAAP operating income	$137,622	$122,874	$256,834	$460,892
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	232,750	—
Non-GAAP operating income	$137,622	$122,874	$489,584	$460,892

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019
GAAP operating margin	6.0%	5.1%	2.9%	5.0%
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—%	—%	2.6%	—%
Non-GAAP operating margin	6.0%	5.1%	5.6%	5.0%

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP net income for the three and twelve months ended December 31, 2020 and 2019. The following table provides a reconciliation between net income determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019
GAAP net income	$79,781	$86,924	$132,943	$325,140
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	232,750	—
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	22,984	—	(11,105)	—
Non-GAAP net income	$102,765	$86,924	$354,588	$325,140

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP DILUTED EARNINGS PER SHARE
(Unaudited)

In our press release, we provide non-GAAP diluted earnings per common share for the three and twelve months ended December 31, 2020 and 2019. The following table provides a reconciliation between diluted earnings per common share determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019
GAAP diluted earnings per common share	$1.45	$1.54	$2.40	$5.75
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	4.20	—
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	0.42	—	(0.20)	—
Non-GAAP diluted earnings per common share	$1.86	$1.54	$6.40	$5.75

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